Exhibit 99.1

FOR IMMEDIATE RELEASE

900 S. Shackleford, Suite 401	FOR FURTHER INFORMATION CONTACT:

Little Rock, AR 72211	Matt Machen | CEO

Sherri Billings | CFO

501.975.6033

Bear State Financial, Inc. Announces Third Quarter 2017 Earnings

FINANCIAL HIGHLIGHTS:

●

Third quarter 2017 GAAP net income was $5.1 million, an 8% increase from $4.7 million for the third quarter of 2016. Diluted earnings per common share for the third quarter of 2017 was $0.14, an 8% increase from $0.13 for the third quarter of 2016.

●

Third quarter 2017 core earnings were $5.9 million, a 38% increase from $4.3 million for the third quarter of 2016. Diluted core earnings per common share for the third quarter of 2017 was $0.16, a 45% increase from $0.11 for the third quarter of 2016.

●

The Company’s efficiency ratio improved to 61% in the third quarter of 2017 compared to 63% in the third quarter of 2016. Further, the Company’s core efficiency ratio improved to 55% in the third quarter of 2017 compared to 67% in the third quarter of 2016.

●	Net interest income increased 14% for the third quarter of 2017 compared to the third quarter of 2016 primarily due to loan portfolio growth of 13% year over year.

●	The ratio of nonperforming assets to total assets improved to 0.85% at September 30, 2017 compared to 0.95% at September 30, 2016.

●

Book value per common share was $6.61 at September 30, 2017, a 7% increase from $6.18 at September 30, 2016. Tangible book value per common share was $5.29 at September 30, 2017, a 10% increase from $4.83 at September 30, 2016.

●	On August 22, 2017, Bear State Bank entered into an agreement with Arvest Bank for Arvest to acquire the Company in an all-cash transaction.

Little Rock, AR – October 19, 2017 – Bear State Financial, Inc. (the “Company,” NASDAQ: BSF), today reported earnings of $5.1 million and earnings per diluted common share of $0.14 in the third quarter of 2017, compared to earnings of $4.7 million or $0.13 per diluted common share in the third quarter of 2016. Core earnings for the third quarter of 2017 were $5.9 million or $0.16 per diluted common share compared to core earnings of $4.3 million or $0.11 per diluted common share in the third quarter of 2016.

On August 22, 2017, the Company and Bear State Bank entered into an Agreement and Plan of Reorganization with Arvest Bank, an Arkansas banking corporation (“Arvest”), and Arvest Acquisition Sub, Inc., an Arkansas corporation and a wholly-owned subsidiary of Arvest (“Acquisition Sub”), pursuant to which Arvest will acquire the Company by merging Acquisition Sub with and into the Company with the Company surviving as a wholly-owned subsidiary of Arvest (the “Merger”).

Pursuant to the Agreement, each share of the Company’s common stock issued and outstanding as of the effective time of the Merger will be converted into a right to receive $10.28 per share, payable in cash. The Merger is expected to close in the fourth quarter of 2017 or first quarter of 2018 and is subject to customary closing conditions, including both regulatory approval and approval by the Company’s shareholders.

FINANCIAL CONDITION

Total assets were $2.24 billion at September 30, 2017, a 12% increase compared to $2.01 billion at September 30, 2016. The increase in total assets was primarily due to increases in investment securities and loans. Total loans were $1.71 billion at September 30, 2017, an increase of $196.2 million, or 13%, compared to September 30, 2016 and investment securities were $248.3 million at September 30, 2017, an increase of $50.6 million, or 26%, compared to September 30, 2016. Total deposits were $1.59 billion at September 30, 2017, a 4% decrease compared to $1.65 billion at September 30, 2016.

Total stockholders’ equity was $249.2 million at September 30, 2017, a 7% increase from $232.4 million at September 30, 2016. Tangible common stockholders’ equity was $199.4 million at September 30, 2017, a 10% increase from $181.6 million at September 30, 2016. Book value per common share was $6.61 at September 30, 2017, a 7% increase from $6.18 at September 30, 2016. Tangible book value per common share was $5.29 at September 30, 2017, a 10% increase from $4.83 at September 30, 2016. The Company’s ratio of total stockholders’ equity to total assets decreased to 11.12% at September 30, 2017, compared to 11.57% at September 30, 2016. The calculation of the Company’s tangible book value per common share and tangible common stockholders’ equity and the reconciliation of such non-GAAP financial measures to the most comparable GAAP measures are included in the schedules accompanying this release.

RESULTS OF OPERATIONS

The Company recognized third quarter 2017 net income of $5.1 million or $0.14 per diluted common share compared to net income of $4.7 million or $0.13 per diluted common share in the third quarter of 2016, resulting in a return on average assets of 0.91% in the third quarter of 2017, compared to 0.95% in the third quarter of 2016. Calculation of net income in accordance with GAAP includes what the Company considers “non-core” items, which are items that we do not consider indicative of our core operating performance and which are not necessarily comparable from year to year. The Company reports core earnings, which is a non-GAAP financial measure that the Company defines as GAAP net income less non-core items. The reconciliation of GAAP net income to core earnings together with related financial measures and ratios is included in the schedules accompanying this release.

Third quarter 2017 core earnings totaled $5.9 million or $0.16 per diluted common share, compared to core earnings of $4.3 million or $0.11 per diluted common share in the third quarter of 2016. The core return on average assets measured 1.04% and 0.85%, core return on average equity measured 9.38% and 7.28% and core return on average tangible equity measured 11.74% and 9.34%, each for the third quarters of 2017 and 2016, respectively. Non-core items during the third quarter of 2017 included transaction-related expenses incurred in connection with the pending transaction with Arvest totaling $1.3 million, branch restructure expenses of $279,000 and a deferred tax asset adjustment of $186,000. The effect of non-core items, net of taxes, decreased GAAP net income by approximately $746,000 for the third quarter of 2017.

Net interest income for the third quarter of 2017 was $19.1 million compared to $16.8 million for the same period in 2016. Net interest income for the nine months ended September 30, 2017 was $56.6 million, compared to $50.4 million for the same period in 2016. Interest income for the third quarter of 2017 was $22.1 million compared to $18.8 million for the same period in 2016. Interest income for the nine months ended September 30, 2017 was $64.3 million compared to $56.2 million for the same period in 2016. The increases in interest income for the three and nine months ended September 30, 2017 compared to the same periods in 2016 were primarily related to increases in the average balances of and the yields earned on loans receivable and investment securities. Interest expense for the third quarter of 2017 was $3.0 million compared to $2.0 million for the same period in 2016. Interest expense for the nine months ended September 30, 2017 was $7.7 million compared to $5.8 million for the same period in 2016. The increases in interest expense for the three and nine months ended September 30, 2017 compared to the same periods in 2016 were primarily due to increases in the average balance of borrowings and increases in the average rate paid on deposits.

Net interest margin measured 3.70% for the third quarter of 2017, compared to 3.78% for the same period in 2016. Net interest margin for the nine months ended September 30, 2017 was 3.83%, compared to 3.89% for the same period in 2016. The average yield on interest-earning assets for the third quarter of 2017 was 4.28% compared to 4.23% for the same period in 2016 and was 4.35% for the nine months ended September 30, 2017 compared to 4.34% for the same period in 2016. The average cost of interest-bearing liabilities increased to 0.66% for the third quarter of 2017, compared to 0.53% for the same period in 2016. The average cost of total interest-bearing liabilities for the nine months ended September 30, 2017 was 0.60%, compared to 0.52% for the same period in 2016.

Noninterest income is generated primarily through deposit account fee income, profit on sale of mortgage loans, and earnings on life insurance policies. Total noninterest income for the three months ended September 30, 2017 decreased to $4.2 million from $4.3 million for the same period in 2016, a 3% decrease. Total noninterest income of $13.1 million for the nine months ended September 30, 2017 increased from $12.3 million for the same period in 2016, a 6% increase. The decrease in the three month comparison period was primarily due to a decrease in gain on sales of loans due to a decrease in the number of loans sold during the quarter, slightly offset by an increase in deposit fee income. The increase in the nine month comparison period was primarily due to increases in deposit fee income and earnings on bank owned life insurance, offset by a decrease in gain on sales of loans.

Total noninterest expense increased $860,000, or 6%, for the third quarter of 2017 compared to the second quarter of 2016. Total noninterest expense decreased $2.2 million or 5% during the nine months ended September 30, 2017 compared to the same period in 2016. The increase in total noninterest expense for the three month comparative period was primarily related to expenses of $1.3 million associated with the Company’s pending transaction with Arvest. The decrease in total noninterest expense for the nine month comparative period was primarily related to the Company’s efforts to improve its operational efficiency as well as a decrease in the number of branches.

Income tax provision decreased by $312,000, or 13%, for the third quarter of 2017 compared to the third quarter of 2016, primarily due to a tax rate adjustment of the federal deferred tax asset. Income tax provision for the nine months ended September 30, 2017 increased by $2.8 million or 60% compared to the same period in 2016, primarily due to an increase in taxable income in 2017 partially offset by the recording of a valuation allowance reversal of $897,000 on deferred tax assets in the second quarter of 2016. The Company’s effective tax rate for the quarter ended September 30, 2017 was 28.8% compared to 33.5% for the quarter ended September 30, 2016. The Company’s effective tax rate for the nine months ended September 30, 2017 was 30.8% compared to 27.0% for the nine months ended September 30, 2016.

ASSET QUALITY

The ratio of nonperforming assets to total assets decreased to 0.85% at September 30, 2017, compared to 0.95% at September 30, 2016. The allowance for loan losses represented 1.09% of total loans at September 30, 2017 compared to 1.00% at September 30, 2016. The ratio of the allowance for loan losses to nonperforming loans was 105% at September 30, 2017, compared to 86% at September 30, 2016. Annualized net charge-offs as a percentage of average loans for the quarter ended September 30, 2017 was 0.06% compared to 0.07% for the quarter ended September 30, 2016. Provision for loan losses increased from $643,000 for the third quarter of 2016 to $1.9 million for the third quarter of 2017. Provision for loan losses for the nine months ended September 30, 2017 increased to $4.0 million from $1.7 million for the same period in 2016. The increase in the provision was primarily attributable to loan originations and migration of acquired loans from the purchased loan portfolio to the originated loan portfolio.

About Bear State Financial, Inc.

Bear State Financial, Inc. is the parent company for Bear State Bank. Bear State Financial, Inc. common stock is traded on the NASDAQ Global Market under the symbol BSF.  For more information on Bear State Financial, Inc. please visit www.bearstatefinancial.com. Its principal subsidiary, Bear State Bank, is a community oriented financial institution providing a broad line of financial products to individuals and business customers.  Bear State Bank operates 42 branches, three personalized technology centers equipped with interactive teller machines and three loan production offices throughout Arkansas, Southwest Missouri and Southeast Oklahoma.

Non-GAAP Financial Measures

This release contains certain non-GAAP financial measures in addition to results presented in accordance with accounting principles generally accepted in the United States (“GAAP”). These non-GAAP measures provide supplemental perspectives on operating results, performance trends, and financial condition. They are not a substitute for GAAP measures and they should be read and used in conjunction with the Company’s GAAP financial information. In all cases, it should be understood that non-GAAP per share measures do not depict amounts that accrue directly to the benefit of shareholders. The Company utilizes the non-GAAP measure of core earnings, which management believes is useful in evaluating operating trends from period to period, including components of core revenue and core expense. Core earnings and its components exclude amounts that the Company views as unrelated to its normalized operations. Management and the Board of Directors also utilize core earnings or components of core earnings and related ratios in the preparation of the Company’s operating budgets, monthly financial performance reporting and investor presentations of Company performance and in the calculation of annual performance-based incentives for certain members of management. In 2016, the Company modified its definition of core earnings to clarify that a material amount of net gains, losses or impairments to the Company’s real estate owned (“REO”) portfolio during an applicable reporting period will be considered a non-core item and will thus be excluded from core earnings. Immaterial net gains, losses and impairments to the REO portfolio, however, will not be considered a non-core item and will not be excluded from core earnings. The Company believes that while activity within the REO portfolio is a recurring aspect of its core business, material changes to the portfolio are not indicative of the Company’s normalized banking operations.

The Company also reports certain non-GAAP equity measures (including tangible stockholders’ equity, tangible book value per common share and related ratios) that exclude intangible assets from their calculation. Management believes that these non-GAAP tangible measures provide additional useful information about the capital strength of the Company to the investment community, as these measures are widely used by industry analysts for banks and bank holding companies with prior merger and acquisition activity. A reconciliation of non-GAAP financial measures to GAAP measures is included in the accompanying financial tables.

Forward-Looking Statements

This press release contains statements about future events that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “plan,” “intend,” “anticipate,” “expect,” or similar terms or variations of those terms, or the negative of those terms. These forward-looking statements include, without limitation, statements relating to the terms and closing of the proposed transaction between the Company and Arvest.  Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those risks previously disclosed in the Company’s filings with the SEC, the Company and Arvest ability to consummate the Merger or satisfy the conditions to the completion of the Merger, including the receipt of shareholder approval, the receipt of regulatory approvals required for the Merger on the terms expected or on the anticipated schedule; the failure of the proposed Merger to close for any other reason; occurrence of any event, change or other circumstances that could give rise to the termination of the Agreement; the effect of the announcement of the Merger on customer relationships and operating results (including, without limitation, difficulties in maintaining relationships with employees or customers); the diversion of management time on transaction related issues;  general economic conditions, changes in interest rates, regulatory considerations, competition, technological developments, retention and recruitment of qualified personnel, and market acceptance of Bear State Bank’s pricing, products and services, and with respect to the loans extended by Bear State Bank and real estate owned, market prices of the property securing loans and the costs of collection and sales. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

BEAR STATE FINANCIAL, INC.
SELECTED CONSOLIDATED FINANCIAL DATA – UNAUDITED
(In thousands)

	September	June	March	December	September
	2017	2017	2017	2016	2016

Balance sheet data, at quarter end:
Commercial real estate - mortgage loans	$661,155	$632,149	$604,888	$587,633	$566,302
Consumer real estate - mortgage loans	393,082	396,550	397,898	389,107	385,126
Farmland	99,189	97,881	98,672	94,018	94,187
Construction and land development	147,071	131,046	129,078	125,785	119,433
Commercial and industrial loans	373,464	364,194	370,961	323,096	312,957
Consumer and other	36,859	36,624	36,100	36,265	36,645
Total loans	1,710,820	1,658,444	1,637,597	1,555,904	1,514,650
Loans held for sale	7,258	7,470	4,735	8,954	13,995
Allowance for loan losses	(18,682)	(17,083)	(16,821)	(15,584)	(15,112)
Investment securities	273,073	275,805	268,981	229,212	209,508
Goodwill	40,196	40,196	40,196	40,196	40,196
Core deposit intangible, net	9,587	9,842	10,098	10,353	10,608
Total assets	2,241,459	2,239,090	2,174,041	2,053,175	2,007,938
Noninterest-bearing deposits	232,004	255,806	221,891	223,038	239,831
Total deposits	1,589,136	1,703,246	1,669,066	1,644,080	1,653,523
Short term borrowings	21,629	17,856	17,831	19,114	13,511
FHLB advances	359,791	254,928	225,072	129,992	80,138
Other borrowings	12,525	11,600	13,506	22,012	22,518
Total stockholders' equity	249,209	244,533	237,912	233,427	232,403

Balance sheet data, quarterly averages:
Total loans	$1,706,952	$1,659,830	$1,607,892	$1,536,703	$1,522,106
Investment securities	276,578	271,402	248,355	217,522	202,868
Total earning assets	2,049,894	1,990,562	1,886,813	1,810,802	1,768,892
Goodwill	40,196	40,196	40,196	40,196	40,196
Core deposit intangible, net	9,754	10,008	10,265	10,519	10,775
Total assets	2,246,331	2,190,240	2,092,022	2,019,792	1,981,582
Noninterest-bearing deposits	225,383	220,511	213,467	229,296	239,886
Interest-bearing deposits	1,411,163	1,435,630	1,414,137	1,416,991	1,395,501
Total deposits	1,636,546	1,656,141	1,627,604	1,646,287	1,635,387
Short term borrowings	20,375	15,463	15,549	17,983	13,699
FHLB advances	321,631	258,658	190,965	94,336	73,418
Other borrowings	12,193	11,898	16,247	22,161	22,634
Total stockholders' equity	248,559	242,263	236,247	234,339	231,758

Statement of income data for the three months ended:
Interest income	$22,094	$21,153	$21,048	$19,212	$18,849
Interest expense	2,958	2,496	2,214	2,105	2,014
Net interest income	19,136	18,657	18,834	17,107	16,835
Provision for loan losses	1,863	821	1,349	851	643
Net interest income after provision for loan losses	17,273	17,836	17,485	16,256	16,192
Noninterest income	4,191	4,694	4,176	4,394	4,333
Noninterest expense	14,260	12,795	14,444	13,625	13,400
Income before taxes	7,204	9,735	7,217	7,025	7,125
Income tax provision	2,072	3,078	2,300	2,192	2,384
Net income	$5,132	$6,657	$4,917	$4,833	$4,741

BEAR STATE FINANCIAL, INC.
SELECTED CONSOLIDATED FINANCIAL DATA – UNAUDITED

	September	June	March	December	September
	2017	2017	2017	2016	2016

Common stock data:
Net income per share, diluted	$0.14	$0.18	$0.13	$0.13	$0.13
Core earnings per share, diluted	$0.16	$0.17	$0.15	$0.13	$0.11
Book value per share	$6.61	$6.48	$6.31	$6.21	$6.18
Tangible book value per share	$5.29	$5.16	$4.98	$4.86	$4.83
Diluted weighted average shares outstanding	37,921,016	37,883,264	37,880,022	37,833,124	37,807,419
End of period shares outstanding	37,729,837	37,713,171	37,689,939	37,618,597	37,600,986

Profitability and performance ratios:
Return on average assets	0.91%	1.22%	0.95%	0.95%	0.95%
Core return on average assets	1.04%	1.15%	1.14%	0.95%	0.85%
Return on average equity	8.19%	11.02%	8.44%	8.18%	8.12%
Core return on average equity	9.38%	10.36%	10.06%	8.23%	7.28%
Core return on average tangible equity	11.74%	13.07%	12.80%	10.50%	9.34%
Net interest margin	3.70%	3.76%	4.05%	3.75%	3.78%
Noninterest income to total revenue	17.97%	20.10%	18.15%	20.44%	20.47%
Noninterest income to average assets	0.74%	0.86%	0.81%	0.86%	0.87%
Noninterest expense to average assets	2.52%	2.34%	2.80%	2.68%	2.68%
Efficiency ratio	61.13%	54.79%	62.77%	63.37%	63.30%
Core efficiency ratio(1)	54.56%	55.70%	56.00%	63.18%	66.99%
Average loans to average deposits	104.30%	100.22%	98.79%	93.34%	93.07%
Securities to total assets	12.18%	12.32%	11.52%	10.49%	9.84%

Asset quality ratios:
Allowance for loan losses to total loans	1.09%	1.03%	1.03%	1.00%	1.00%
Allowance for loan losses to non-performing loans	104.56%	104.00%	94.20%	89.69%	86.41%
Nonperforming loans to total loans	1.04%	0.99%	1.09%	1.12%	1.15%
Nonperforming assets to total assets	0.85%	0.78%	0.87%	0.94%	0.95%
Annualized net charge offs to average total loans	0.06%	0.14%	0.03%	0.10%	0.07%

Regulatory capital ratios:
Tier 1 leverage ratio	9.16%	9.18%	9.27%	9.47%	9.37%
Common equity tier 1 capital ratio	10.83%	10.85%	10.58%	11.04%	11.00%
Tier 1 capital to risk weighted assets	10.83%	10.85%	10.58%	11.04%	11.00%
Total capital to risk weighted assets	11.84%	11.80%	11.51%	11.96%	11.92%

(1)

Core efficiency ratio is a non-GAAP ratio that is calculated by dividing core noninterest expense by total core revenue (the sum of net interest income and core noninterest income). Other companies may define and calculate this data differently.

BEAR STATE FINANCIAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(In thousands, except share data)
(Unaudited)

	September 30, 2017	December 31, 2016
ASSETS
Cash and cash equivalents	$80,571	$78,789
Interest-bearing time deposits in banks	4,075	4,571
Investment securities:
Available for sale securities, at fair value	205,392	188,476
Held to maturity securities, at amortized cost (fair value of $42,446 and $25,090, respectively)	42,879	26,977
Other investment securities, at cost	24,802	13,759
Loans receivable, net of allowance of $18,682 and $15,584, respectively	1,692,463	1,540,805
Loans held for sale	7,258	8,954
Accrued interest receivable	8,027	7,006
Real estate owned, net	1,461	1,945
Office properties and equipment, net	51,353	54,049
Office properties and equipment held for sale	4,669	5,337
Cash surrender value of life insurance	57,794	57,267
Goodwill	40,196	40,196
Core deposit intangibles, net	9,587	10,353
Deferred tax asset, net	7,277	11,619
Prepaid expenses and other assets	3,655	3,072

TOTAL	$2,241,459	$2,053,175

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES:
Noninterest bearing deposits	$232,004	$223,038
Interest bearing deposits	1,357,132	1,421,042
Total deposits	1,589,136	1,644,080
Securities sold under agreement to repurchase	21,629	19,114
Other borrowings	372,316	152,004
Other liabilities	9,169	4,550

Total liabilities	1,992,250	1,819,748

STOCKHOLDERS’ EQUITY:
Preferred stock, $0.01 par value—5,000,000 shares authorized; none issued at September 30, 2017 or December 31, 2016	--	--
Common stock, $0.01 par value—100,000,000 shares authorized; 37,729,837 and 37,618,597 shares issued and outstanding at September 30, 2017 and December 31, 2016, respectively	377	376
Additional paid-in capital	210,049	209,274
Accumulated other comprehensive loss	256	(1,436)
Retained earnings	38,527	25,213

Total stockholders’ equity	249,209	233,427

TOTAL	$2,241,459	$2,053,175

BEAR STATE FINANCIAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except earnings per share)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2017	2016	2017	2016
INTEREST INCOME:
Loans receivable	$20,184	$17,808	$59,055	$53,012
Investment securities:
Taxable	726	467	2,015	1,477
Nontaxable	950	508	2,773	1,456
Other	234	66	452	230
Total interest income	22,094	18,849	64,295	56,175

INTEREST EXPENSE:
Deposits	1,855	1,662	5,272	4,785
Other borrowings	1,103	352	2,396	1,027
Total interest expense	2,958	2,014	7,668	5,812

NET INTEREST INCOME	19,136	16,835	56,627	50,363

PROVISION FOR LOAN LOSSES	1,863	643	4,034	1,665

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	17,273	16,192	52,593	48,698

NONINTEREST INCOME:
Net gain on sales of investment securities	--	21	48	19
Deposit fee income	2,519	2,253	7,509	6,639
Earnings on life insurance policies	406	414	1,625	1,247
Gain on sales of loans	1,003	1,368	3,071	3,454
Other	263	277	808	960

Total noninterest income	4,191	4,333	13,061	12,319

NONINTEREST EXPENSES:
Salaries and employee benefits	6,913	7,618	21,767	23,725
Net occupancy expense	1,681	1,826	5,255	5,652
Real estate owned, net	(38)	(381)	(31)	(379)
FDIC insurance	248	224	774	870
Amortization of intangible assets	255	255	766	766
Data processing	1,415	1,341	4,307	4,180
Professional fees	408	545	1,431	1,700
Advertising and public relations	342	419	893	1,284
Postage and supplies	207	273	631	889
Other	2,829	1,280	5,705	5,036

Total noninterest expenses	14,260	13,400	41,498	43,723

INCOME BEFORE INCOME TAXES	7,204	7,125	24,156	17,294

INCOME TAX PROVISION	2,072	2,384	7,450	4,668

NET INCOME	$5,132	$4,741	$16,706	$12,626

Basic earnings per common share	$0.14	$0.13	$0.44	$0.34

Diluted earnings per common share	$0.14	$0.13	$0.44	$0.33

BEAR STATE FINANCIAL, INC.
AVERAGE CONSOLIDATED BALANCE SHEETS and NET INTEREST ANALYSIS - UNAUDITED
(Dollars in thousands)

	Three Months Ended September 30,
	2017			2016
	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
	(Dollars in Thousands)
Interest-earning assets:
Loans receivable(1)	$1,706,952	$20,184	4.69%	$1,522,106	$17,808	4.64%
Investment securities(2)	276,578	1,676	2.40	202,868	975	1.91
Other interest-earning assets	66,364	234	1.40	43,918	66	0.60
Total interest-earning assets	2,049,894	22,094	4.28	1,768,892	18,849	4.23
Noninterest-earning assets	196,437			212,690
Total assets	$2,246,331			$1,981,582
Interest-bearing liabilities:
Deposits	$1,411,163	1,855	0.52	$1,395,501	1,662	0.47
Other borrowings	354,199	1,103	1.24	109,751	352	1.27
Total interest-bearing liabilities	1,765,362	2,958	0.66	1,505,252	2,014	0.53
Noninterest-bearing deposits	225,383			239,886
Noninterest-bearing liabilities	7,027			4,686
Total liabilities	1,997,772			1,749,824
Stockholders' equity	248,559			231,758
Total liabilities and stockholders' equity	$2,246,331			$1,981,582

Net interest income		$19,136			$16,835
Net earning assets	$284,532			$263,640
Interest rate spread			3.62%			3.70%
Net interest margin			3.70%			3.78%
Ratio of interest-earning assets to Interest-bearing liabilities			116.12%			117.51%

	Nine Months Ended September 30,
	2017			2016
	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
	(Dollars in Thousands)
Interest-earning assets:
Loans receivable(1)	$1,658,587	$59,055	4.76%	$1,492,010	$53,012	4.75%
Investment securities(2)	265,549	4,788	2.41	199,324	2,933	1.97
Other interest-earning assets	52,218	452	1.16	40,863	230	0.75
Total interest-earning assets	1,976,354	64,295	4.35	1,732,197	56,175	4.34
Noninterest-earning assets	200,409			214,644
Total assets	$2,176,763			$1,946,841
Interest-bearing liabilities:
Deposits	$1,420,299	5,272	0.50	$1,386,540	4,785	0.46
Other borrowings	288,140	2,396	1.11	103,764	1,027	1.32
Total interest-bearing liabilities	1,708,439	7,668	0.60	1,490,304	5,812	0.52
Noninterest-bearing deposits	219,831			225,905
Noninterest-bearing liabilities	6,092			3,043
Total liabilities	1,934,362			1,719,252
Stockholders' equity	242,401			227,589
Total liabilities and stockholders' equity	$2,176,763			$1,946,841

Net interest income		$56,627			$50,363
Net earning assets	$267,915			$241,893
Interest rate spread			3.75%			3.82%
Net interest margin			3.83%			3.89%
Ratio of interest-earning assets to Interest-bearing liabilities			115.68%			116.23%

(1) Includes nonaccrual loans.

(2) Includes FHLB and FRB stock.

BEAR STATE FINANCIAL, INC.
ASSET QUALITY ANALYSIS - UNAUDITED
(Dollars in thousands)

	September 30, 2017		December 31, 2016
	Net (2)	% Total Assets	Net (2)	% Total Assets	Increase (Decrease)
Nonaccrual Loans:
One- to four-family residential	$6,891	0.30%	$6,709	0.33%	$182
Nonfarm nonresidential	8,128	0.35%	5,177	0.25%	2,951
Farmland	1,174	0.05%	783	0.04%	391
Construction and land development	207	0.01%	463	0.02%	(256)
Commercial	1,300	0.06%	4,071	0.20%	(2,771)
Consumer	167	0.01%	173	0.01%	(6)

Total nonaccrual loans	17,867	0.78%	17,376	0.85%	491

Accruing loans 90 days or more past due	--	--	--	--	--

Real estate owned	1,461	0.07%	1,945	0.09%	(484)

Total nonperforming assets	19,328	0.85%	19,321	0.94%	7
Performing restructured loans	1,180	0.05%	4,804	0.23%	(3,624)

Total nonperforming assets and performing restructured loans (1)	$20,508	0.90%	$24,125	1.17%	$(3,617)

(1)

The table does not include substandard loans which were judged not to be impaired totaling $21.6 million at September 30, 2017 and $30.7 million at December 31, 2016 or acquired ASC 310-30 purchased credit impaired loans which are considered performing.

(2)	Loan balances are presented net of undisbursed loan funds, partial charge-offs and interest payments recorded as reductions in principal balances for financial reporting purposes.

BEAR STATE FINANCIAL, INC.
CALCULATION OF RETURN ON AVERAGE TANGIBLE COMMON STOCKHOLDERS' EQUITY – UNAUDITED
(Dollars in thousands)

	For the Quarter Ending
	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016
Net income available to common stockholders	$5,132	$6,657	$4,917	$4,833	$4,741
Average common stockholders' equity	248,559	242,263	236,247	234,339	231,758
Less average intangible assets:
Goodwill	(40,196)	(40,196)	(40,196)	(40,196)	(40,196)
Core deposit intangible, net of accumulated amortization	(9,754)	(10,008)	(10,265)	(10,519)	(10,775)

Average tangible common stockholders' equity	$198,609	$192,059	$185,786	$183,624	$180,787

Annualized return on average tangible common stockholders' equity	10.3%	13.9%	10.7%	10.4%	10.4%

BEAR STATE FINANCIAL, INC.
CALCULATION OF TANGIBLE BOOK VALUE PER COMMON SHARE - UNAUDITED
(In thousands, except per share data)

	For the Quarter Ending
	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016
Total common stockholder's equity	$249,209	$244,533	$237,912	$233,427	$232,403
Less intangible assets:
Goodwill	(40,196)	(40,196)	(40,196)	(40,196)	(40,196)
Core deposit intangible, net of accumulated amortization	(9,587)	(9,842)	(10,098)	(10,353)	(10,608)
Total intangible assets	(49,783)	(50,038)	(50,294)	(50,549)	(50,804)
Total tangible common stockholder's equity	$199,426	$194,495	$187,618	$182,878	$181,599

Common shares outstanding	37,730	37,713	37,690	37,619	37,601

Tangible book value per common share	$5.29	$5.16	$4.98	$4.86	$4.83

BEAR STATE FINANCIAL, INC.
RECONCILIATION OF NON-GAAP SELECTED CONSOLIDATED FINANCIAL DATA - UNAUDITED
(In thousands, except share data)

		For the Quarter Ending
		September	June	March	December	September
		2017	2017	2017	2016	2016
Net income		$5,132	$6,657	$4,917	$4,833	$4,741
Adj: Loss (gain) on sale of securities, net		--	(37)	(11)	--	(21)
Adj: Claim on bank owned life insurance		--	(395)	--	--	--
Adj: Merger, acquisition and integration expenses		1,253	--	--	--	--
Adj: Branch restructure expense (1)		279	29	1,565	41	(323)
Adj: Net provision/loss/(gain) on real estate owned		--	--	--	--	(444)
Adj: Deferred tax asset tax rate adjustment		(186)	--	--	--	--
Tax effect of adjustments (2)		(600)	3	(608)	(16)	302
Total core earnings	(A)	$5,878	$6,257	$5,863	$4,858	$4,255

Total revenue		$23,327	$23,351	$23,010	$21,501	$21,168
Adj: Loss (gain) on sale of securities, net		--	(37)	(11)	--	(21)
Adj: Claim on bank owned life insurance		--	(395)	--	--	--
Total core revenue		$23,327	$22,919	$22,999	$21,501	$21,147

Total non-interest expense		$14,260	$12,795	$14,444	$13,625	$13,400
Adj: Merger, acquisition and integration expenses		(1,253)	--	--	--	--
Adj: Branch restructure expense (1)		(279)	(29)	(1,565)	(41)	323
Adj: Net provision/loss/(gain) on real estate owned		--	--	--	--	444
Total core noninterest expense		$12,728	$12,766	$12,879	$13,584	$14,167

Total average assets	(B)	$2,246,331	$2,190,240	$2,092,022	$2,019,792	$1,981,582
Total average stockholders' equity	(C)	248,559	242,263	236,247	234,339	231,758
Total average tangible stockholders' equity	(D)	198,609	192,059	185,786	183,624	180,787
Total tangible stockholders' equity, period end	(E)	199,426	194,495	187,618	182,878	181,599

Total common shares outstanding, period-end	(F)	37,729,837	37,713,171	37,689,939	37,618,597	37,600,986
Diluted weighted average shares outstanding	(G)	37,921,016	37,883,264	37,880,022	37,833,124	37,807,419

Core earnings per share, diluted	(A/G)	$0.16	$0.17	$0.15	$0.13	$0.11
Tangible book value per share, period-end	(E/F)	$5.29	$5.16	$4.98	$4.86	$4.83

Core return on average assets	(A/B)	1.04%	1.15%	1.14%	0.95%	0.85%
Core return on average equity	(A/C)	9.38%	10.36%	10.06%	8.23%	7.28%
Core return on average tangible equity	(A/D)	11.74%	13.07%	12.80%	10.50%	9.34%
Core efficiency ratio(3)		54.56%	55.70%	56.00%	63.18%	66.99%

(1) This adjustment primarily consists of costs associated with properties disposed or held for sale as a result of branch restructuring, including net (gains) losses on sales, impairment charges, and other expenses such as accelerated depreciation. For the quarter ended March 31,2017, this adjustment also included severance expense totaling $1.1 million resulting from branch and other organizational restructure, primarily due to severance of $0.8 million accrued upon the departure of the former CEO in January 2017.

(2) The tax effect is calculated at the Company’s blended statutory rate of 39.14% for adjustments that impact taxable income for periods in 2017 and 38.29% for periods ending in 2016.

(3) Core efficiency ratio is a non-GAAP ratio that is calculated by dividing core noninterest expense by total core revenue (the sum of net interest income and core noninterest income). Other companies may define and calculate this data differently.